STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of December 31, 2002, by and between Arnold Hagler (“Hagler”) and Discovery Partners International, Inc. (“DPI”).

WHEREAS, Hagler desires to sell and DPI desires to purchase 161,333 shares of common stock (the “Shares”) of Structural Proteomics, Inc., a New Jersey corporation (the “Company”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements set forth below, the parties hereto do hereby agree as follows:

1.         Sale of Shares. On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 3 hereof), Hagler shall sell, transfer and deliver to DPI, and DPI shall purchase and acquire from Hagler, all right, title and interest in and to the Shares for a total purchase price of $1.00 (the “Purchase Price”).

2.         Instruments of Conveyance and Transfer. On the Closing Date, Hagler shall deliver to DPI against payment of the Purchase Price validly issued certificates for the Shares endorsed with stock transfer powers duly executed in blank.

3.         Closing. Subject to the terms and conditions of this Agreement, the closing with respect to the transactions provided for in this Agreement (the “Closing”) shall take place on December 31, 2002 (the “Closing Date”).

4.         Representations and Warranties of Hagler. Hagler represents and warrants to DPI as follows:

(a)    This Agreement constitutes a legal, valid and binding obligation of Hagler and Hagler has full right, power and authority to execute, deliver and perform this Agreement.

(b)    Hagler is the record and beneficial owner of all of the Shares and following the execution of this Agreement and, upon the consummation of the transactions provided for herein, DPI will have good and marketable title to such Shares, free and clear of all claims, liens and encumbrances of any nature whatsoever.

(c)    There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Hagler of any of the Shares. Hagler is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any of the Shares.

(d)    Hagler owns no securities of the Company other than the Shares and 25,000 stock options, and to his knowledge the Company has issued no securities to anyone after DPI acquired DPI’s 2,200,000 shares in the Company in May 2000.

5.         Representations and Warranties of DPI. DPI represents and warrants to Hagler as follows:

(a)    This Agreement constitutes a legal, valid and binding obligation of DPI and DPI has full right, power and authority to execute, deliver and perform this Agreement.

(b)    The Shares will be acquired for investment for DPI’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and DPI has no present intention of selling, granting any participation in or otherwise distributing the same. DPI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

(c)    DPI is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. DPI has not been organized for the purpose of acquiring the Shares.

(d)    DPI is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(e)    DPI understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Hagler in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”) only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, DPI represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

(f)     It is understood that the certificates evidencing the Shares may bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or unless sold pursuant to Rule 144 of such Act or unless another exemption from such Act is available.”

6.         Transfer. DPI will not sell, transfer, pledge or otherwise dispose of or encumber any of the Shares unless and until (i) such shares are subsequently registered under the Act and each applicable state securities law; or (ii) (1) an exemption from such registration is available thereunder, and (2) DPI has notified the Company of the proposed transfer and has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer will not require registration of such shares under the Act. DPI understands that the Company is not obligated, and does not intend, to register any Shares under the Act or any state securities laws.

7.         Conditions of DPI’s Obligations at Closing. DPI’s obligations under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against DPI unless DPI consents in writing thereto:

(a)    Representations and Warranties. The representations and warranties of Hagler contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)    Performance. Hagler shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

(c)    Amendment to Rights Agreement. The Company, Hagler and DPI shall have entered into an Amendment No. 1 to Rights Agreement in a form acceptable to DPI (the “Rights Amendment”).

(d)    General Release and Settlement Agreement. Hagler and DPI shall have entered into a General Release and Settlement Agreement in a form acceptable to DPI (the “Settlement Agreement”).

8.         Conditions of Hagler’s Obligations at Closing. Hagler’s obligations under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Hagler unless Hagler consents in writing thereto:

(a)    Representations and Warranties. The representations and warranties of DPI contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b)    Payment of Purchase Price. DPI shall have delivered the Purchase Price.

(c)    Amendment to Rights Agreement. The Company, Hagler and DPI shall have entered into the Rights Amendment.

(d)    General Release and Settlement Agreement. Hagler and DPI shall have entered into the Settlement Agreement.

9.         Survival. The covenants, agreements, representations and warranties contained in this Agreement shall survive the closing and any delivery of the Purchase Price, irrespective of any investigation made by or on behalf of DPI or Hagler.

10.      Modification. This Agreement and the documents referenced herein set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

11.      Assignment; Binding Effect. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Hagler without the express written consent of DPI. The provisions of this Agreement shall be binding upon and inure to the benefit of DPI and its successors and assigns.

12.      No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

13.      Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of California, without giving effect to provisions regarding conflicts of law.

14.      Attorney’s Fees. DPI shall reimburse HAGLER for fifty percent (50%) of all attorney’s fees incurred by him in December 2002 in connection with negotiation and execution of this Agreement provided that such reimbursement shall not exceed $500.

DISCOVERY PARTNERS INTERNATIONAL, INC.		________________________________________ Arnold Hagler
By:

Chief Executive Officer

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